EXHIBIT 10.40

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is entered into as of May 6, 2015 by and between IRTH Communications, LLC, a Nevada limited liability company ("IRTH"), and Social Reality, Inc., a Delaware corporation, located at 456 Seaton Street, Los Angeles, CA 90013 (“Company”), based on the following facts:

RECITALS

A.

IRTH is an independent Investor Relations and Capital Consulting firm that provides investor relations, financial communications and strategic consulting to private and publicly held companies.

B.

Company wishes IRTH to perform, and IRTH wishes to perform, certain IR/PR, Internet development, communications and consulting services for Company, as more particularly described below and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties:

1.

PERFORMANCE OF SERVICES

1.1.

Performance of Services. Unless this Agreement is earlier terminated as set forth in Section 7 below, for a twelve (12) month period following the date of this Agreement, IRTH agrees to perform the following (the "Services") attached as Appendix A.

1.2.

Review of Communications. IRTH shall provide Company with an advance copy of each communication intended to be disseminated to the public for review of facts prior to publication of such communications. The content of each such communication shall be acceptable to the Company in its sole and absolute discretion.

1.3.

Additional Services. If Company requires additional Services from IRTH, the parties agree to negotiate in good faith the terms and conditions of such additional Services, including and without limitation, if applicable, any deliverables, specifications, payment and delivery schedules relating thereto.

1.4.

Cooperation by Company. Company shall provide IRTH such support, cooperation, information and materials as are reasonably necessary for IRTH to perform the Services. Notwithstanding anything in this Agreement to the contrary, IRTH shall have no liability resulting from or relating to any delay or failure by Company in providing to IRTH such support, cooperation, information and/or materials. Company warrants that all information and materials it provides to IRTH will be true and accurate in all material respects.

Company and IRTH acknowledge that IRTH is not a licensed broker/dealer, investment bank or investment advisor. IRTH cannot and will not act in the capacity of an ‘advisor’ as it relates to any financial transaction, funding, merger or negotiation involving financing, purchase or sale of securities or any other activity regulated under the laws, rules and statutes governing such activities in the United States and any/all of its territories. IRTH activities and responsibilities under this Agreement are limited to those referred to in Recitals A and B, and Appendix A.

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2.

COMPENSATION; NON-PUBLIC INFORMATION

2.1

Value of Services. As consideration for the services to be provided by IRTH to the Company pursuant to the provisions of this Agreement, the Company shall pay a monthly non-refundable retainer of US $7,500 (Seven Thousand Five Hundred Dollars). The initial retainer amount is to be paid upon execution of the Agreement, followed by eleven (11) consecutive monthly payments in the amount of $7,500 (Seven Thousand Five Hundred Dollars) to be paid on the corresponding day of this Agreement, every thirty (30) days. Wiring instructions are outlined in Appendix B and attached hereto.

For undertaking this engagement, and for other good and valuable consideration, the Company agrees to issue to IRTH and/or its assignee(s), as a single one-time retainer payment, $100,000 (One Hundred Thousand Dollars) worth of shares of the Company’s Class A common stock; calculated by the average closing price of the Company’s Class A common stock on its principal exchange for the 10 (ten) trading days immediately prior to the execution of this Agreement (the "Restricted Retainer Shares"); which shares shall be “Restricted Securities” pursuant to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Company acknowledges and agrees that all Restricted Retainer Shares is non-cancellable, non-refundable, and is deemed to be earned and issued as of the date this Agreement is signed by the Company and IRTH. The Company shall deliver to IRTH the Restricted Retainer Shares no later than fifteen (15) calendar days from the approval of this agreement by the board and Victory Park Capital, along with a signed resolution of its Board of Directors authorizing the execution of this Agreement, and a written approval of counsel for the Company stating that the Restricted Retainer Shares are validly issued, fully paid and non-assessable, and that the issuance of the Restriicted Retainer Shares to IRTH has been duly authorized by the Company consistent with the Company’s by-laws, and the laws of the State of Incorporation. The Company understands and agrees that IRTH has foregone significant opportunities to accept this engagement, and that the Company derives substantial benefit from IRTH’S decision to enter into and sign this Agreement. The Restricted Retainer Shares therefore, constitute payment only for IRTH’S agreement to consult with the Company, and are a nonrefundable, non- apportionable, and non-ratable retainer; such Restricted Retainer Shares are not a prepayment for future services. IRTH acknowledges that the receipt of the Restricted Retainer Shares involves a high degree of risk and further acknowledges that is can bear the economic risk of receiving the shares, which may include the total loss of its compensation. IRTH represents that it is an "accredited investor" as that term is defined in Securities Act. IRTH is not an underwriter of, or dealer in, the Class A common shares of the Company, nor is IRTH participating, pursuant to a contractual agreement or otherwise, in the distribution of the shares. Delivery instructions are included in Appendix B and attached hereto.

If the Company decides to terminate this Agreement at any time after the effective date of this Agreement for any reason whatsoever, it is agreed and understood that IRTH will not be requested or demanded by the Company to return any of the Restricted Retainer Shares. Further, if and in the event the Company is acquired in whole or in part, during the term of this Agreement, it is agreed and understood IRTH will not be requested or demanded by the Company to return any of the Restricted Retainer Shares. It is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company’s assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, IRTH shall retain and will not be requested by the Company to return any of the Restricted Retainer Shares.

IRTH and Company understand that the issuance of the Restricted Retainer Shares is being made pursuant to an exemption from registration under state securities law and in accordance with an exemption from registration afforded by Section 4(a)(2) of the Securities Act relating to transactions by an issuer not involving any public offering. Consequently, the Shares are “Restricted Securities” as that term is defined under the Securities Act. IRTH acknowledges that the Restricted Retainer Shares may not be sold or otherwise transferred unless they are subsequent registered under the Securities Act and any applicable state securities law or an exemption from such registration is available. IRTH further acknowledges that the Company is under no obligation to register the resale of the Restricted Retainer Shares.

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At such time as IRTH is eligible to resell the Restricted Retainer Shares in accordance with Rule 144 of the Securities Act, or otherwise, the Company agrees to take any and all reasonable action(s) necessary to assist IRTH in the resale by IRTH of the Restricted Retainer Shares upon presentation of any Rule 144(b) application by IRTH or its broker, together with customary representation letters from IRTH and its broker and an opinion of counsel in form and substance reasonably satisfactory to the Company (collectively, the "Rule 144(b) Application") including, but not limited to: (1) Authorizing the Company’s transfer agent to remove the restrictive legend on the restricted securities in accordance with the Rule 144(b) Application; and (2) Cooperating and communicating with IRTH and its broker in order to use Company’s reasonable best efforts to clear the Restricted Retainer Shares for resale in accordance with Rule 144 as soon as possible after presentation of a Rule 144(B) Application by IRTH (or its broker) to either the Company and/or the Company’s transfer agent with a copy to the Company. Further, the Company agrees to not unreasonably withhold or delay approval of any Rule 144(b) Application submitted by IRTH to facilitate the resale of the Restricted Retainer Shares in accordance with Rule 144.

IRTH and the Company acknowledge and agree that IRTH will suffer irreparable harm and anticipated and actual damages in the event that the Company unreasonably withholds or delays any Rule 144(b) Application by IRTH to either the Company or the Company’s transfer agent, with a copy to the Company. The Company agrees that money damages could not compensate IRTH for its irreparable harm.

IRTH and the Company therefore agree that the Company shall have a period of ten (10) business days from the date IRTH’S Rule 144(b) Application is tendered to either the Company or its transfer agent (with a copy to the Company) by either IRTH and/or its broker, to take any and all necessary actions consistent the covenants in Section 5.4 above. The Company and IRTH agree that this ten (10) day period is reasonable and consistent with industry standards concerning the handling and processing of resales of restricted securities under Rule 144 by publicly traded companies. The Company also acknowledges that IRTH’S ability to resell the Restricted Retainer Shares, by virtue of the Company’s reasonable best efforts, cooperation, covenants and representations in this regard, is a material part of this Agreement and is a reasonable and material expectation of IRTH in entering into this Agreement. Should events occur that require further expense of time beyond this ten (10) day time period, the Company and IRTH shall reasonably agree in a writing signed by each to an extension for a specific amount of time. In no event shall an extension be agreed to unless the Company comports with its “reasoanble best efforts” obligations, as set out above, and communicates with IRTH bona fide and reasonable attempts at meeting Company’s obligations to clear the subject restricted securities, as described herein. Any written extension herein may be executed in counterparts by the principals of the Company and IRTH, and facsimile signatures may be tendered in lieu of originals. It is agreed that the separate signature of each principal on any agreement to extend time shall be deemed a complete original. Notwithstanding the anything contained in this Agreement, the Company makes no representation or warranty to IRTH that it will be able to resell the Restricted Retainer Shares for at least the amount of assigned value in accordance with this Agreement, if at all.

Should the Company fail to successfully take any and all reasonable actions necessary to clear the subject securities of restriction within the ten (10) day time period after IRTH or its broker’s presentation of a Rule 144(d) Application, or seek to extend time as provided for above, and in light of the irreparable harm that IRTH will suffer in the event of any intentional and/or unintentional delay in IRTH’S Rule 144(b) Application, the Company herein irrevocably consents and agrees that IRTH shall be entitled to injunctive relief in order to immediately enforce IRTH’S right to facilitate its efforts to resell the Restricted Retainer Shares in accorance with the provisions of Rule 144. The Company further agrees that IRTH shall be entitled to immediately seek the injunctive relief contemplated and described herein in the Superior Court of California, Los Angeles County. Both the Company and IRTH agreed that IRTH’S access to injunctive relief; and the Company’s consent to IRTH’S ability to obtain such injunctive relief, shall not otherwise amend, supersede or modify the parties’ agreement to submit any other disputes to mediation and arbitration as provided herein.

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2.1.

Service Required. Company may access the Services listed in Appendix A at will. IRTH reserves the right to require scheduling in a timeframe which is reasonable and may require payment up front for out-of-pocket costs and expenses related to certain Services which require substantial capital outlay.

2.2.

Expenses. Company shall reimburse IRTH for any reasonable actual out-of-pocket costs and expenses (including travel, meals and lodging expenses) that Company has approved in advance and that IRTH incurs in the performance of its duties under this Agreement. For further clarification of air travel, if flight travel time is over four (4) hours in duration, IRTH is permitted to purchase business class tickets and expense to the Company of said travel, and the Company shall purchase tickets for IRTH. IRTH shall provide an itemized list of all such expenses and supporting receipts, which shall be sufficiently detailed for verification and management control purposes. Such expenses shall be paid to IRTH within ten (10) days of the Company’s receipt of such an itemized list.

2.3.

Non Public Information. During the course of rendering the Services to the Company, IRTH will be provided with certain non-public information regarding the Company (the "Confidential Information"). IRTH agrees that it will not use any Confidential Information except for the Company's behalf in the course of rendering the Services to the Company IRTH acknowledges that such Confidential Information could be deemed to be material non-public information that is not generally available to the public. IRTH further acknowledges its understanding that federal securities laws strictly prohibit any person who obtains inside information, and has a duty not to disclose it, such as IRTH, from using the information in connection with the purchase or sale of securities. The Company will cause the Confidential Information to be delivered to IRTH in reliance upon this Agreement and upon Rule 100(b)(2)(II) of Regulation FD promulgated by the Securities and Exchange Commission. IRTH further agrees that it will keep all Confidential Information confidential. IRTH shall disclose Confidential Information only to those of its officers, directors, partners, employees, agents and representatives who have (and only to the extent such persons have) a legitimate need for access to such Confidential Information (the "Third Parties") in connection with the foregoing purposes.

IRTH will advise all Third Parties having access to Confidential Information that such information is confidential and that access to Confidential Information is to be limited and shall direct them not to (and such Third Parties shall not) disclose Confidential Information or provide access to such information to any third party. IRTH will take all such measures to protect the confidentiality of Confidential Information and access to Confidential Information as IRTH uses to protect its own confidential information and which are otherwise reasonable under the circumstances or otherwise reasonably requested by the Company.

3.

OWNERSHIP

Company shall own all right, title and interest (including, without limitation, all intellectual property rights) in and to any work product or deliverables provided to Company as part of the Services. Except as otherwise provided in Section 7.2, Company hereby grants to IRTH a non-exclusive license to copy and distribute any or all of the communications and collateral regarding Company.

4.

REPRESENTATIONS AND WARRANTIES

4.1.

Limited Warranty. IRTH represents and warrants to Company that (a) IRTH has full power to enter into this Agreement and to perform its obligations hereunder, and (b) IRTH has not made and will not make any commitments or agreements inconsistent with this Agreement.

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4.2.

EXCLUSIVE WARRANTY. THE EXPRESS WARRANTIES SET FORTH IN SECTION 4.1 CONSTITUTE THE ONLY WARRANTIES MADE BY IRTH WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). IRTH MAKES NO OTHER REPRESENTATION OR WARRANTY OR CONDITION OF ANY KIND WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES). IRTH EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IRTH DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATIONS REGARDING THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS OR OTHERWISE, OR THAT THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES) WILL BE ERROR- FREE (EXCEPT FOR ANY ERROR THAT RESULTS FROM IRTH'S BAD FAITH, WILLFUL NEGLIGENCE OR UNTRUE STATEMENT NOT MADE IN RELIANCE UPON AND IN CONFORMITY WITH INFORMATION PROVIDED TO IRTH BY COMPANY), AND IRTH HEREBY DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THERE IS ALSO NO IMPLIED WARRANTY OF NON-INFRINGEMENT; THE SOLE REMEDY FOR INFRINGEMENT IS PROVIDED IN SECTION 5. This Section 4.2 shall be enforceable to the maximum extent allowed by applicable law.

5.

INDEMNIFICATION

5.1.

Indemnification by IRTH. IRTH shall indemnify, hold harmless and defend Company (and its and their directors, officers, employees, and agents) against any and all damages, costs, expenses, settlements and other liabilities (including reasonable attorneys’ fees and costs) arising out of or relating to any claim, suit, action or proceeding to the extent based on any claim that the Services in the form provided to Company by IRTH, infringe, misappropriate or violate any U.S. copyright or U.S. trade secret, or that result from IRTH's bad faith, willful negligence or contain any untrue statement that is not based upon and in conformity with information provided by Company. This Section 5.1 states the entire liability of IRTH and the exclusive remedy of Company with respect to infringement of any intellectual property rights or IRTH's bad faith, willful negligence or untrue statements, whether under theory of warranty, indemnity or otherwise.

5.2.

Exclusions. IRTH shall have no liability for, and Company (and its and their directors, officers, employees, and agents) shall indemnify and hold IRTH harmless from and against, any claim arising out or relating to: (a) use, operation or combination of any deliverables with any other documentation not provided or authorized by the Company, if liability would have been avoided but for such use or combination; (b) Company’s or Company's agents' activities after IRTH has notified Company that IRTH believes such activities may, if Company engages in such activities, result in any claim, suit, action or proceeding for which IRTH would be liable under Section 5.1, (c) any modifications or marking of any deliverables not specifically made or authorized in writing by the Company; (d) third party product, software or data; (e) any negligent or willful acts or omissions of Company; or (f) any use of the Services (including, without limitation, any deliverables) outside the geographical boundaries of the United States or Canada.

5.3.

Indemnification by Company. Company shall indemnify, hold harmless and defend IRTH (and its and their directors, officers, employees, and agents) against any and all damages, costs, expenses, settlements and other liabilities (including reasonable attorneys’ fees and costs) arising out of or relating to any claim, suit, action or proceeding (including, without limitation, reasonable attorneys’ fees) arising from or relating to any use of the Services, including, without limitation, any reproduction, modification, distribution or other use of any deliverables, by Company or any party under license from Company (including, without limitation, any claim of infringement of third party rights or any breach of warranty), or that results from Company's bad faith, willful negligence or delivery of untrue information or statements to IRTH. If IRTH is joined in any lawsuit, subpoena or action brought against Company by any State or Federal agency, Company agrees to indemnify IRTH per this section 5.3.

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5.4.

Notice; Cooperation; Control. A party (“Indemnifying Party”) shall not be obligated to indemnify, hold harmless and defend the other party (“Indemnified Party”) hereunder unless (and only to the extent) the Indemnified Party (a) promptly notifies the Indemnifying Party of any such claim, suit, action or proceeding for which indemnification is sought (provided that any failure to provide such notice shall not diminish Indemnifying Party’s obligations under this Section 5 unless, and only to the extent that, the Indemnifying Party is materially prejudiced as a result of any such failure to provide such prompt notice); (b) provides reasonable cooperation to the Indemnifying Party at the Indemnifying Party’s expense; and (c) allows the Indemnifying Party to control the defense and any settlement of such claim, suit, action or proceeding, provided that (i) the Indemnified Party may, at its option, expense, participate and appear with the Indemnifying Party in such claim, suit, action or proceeding and (ii) neither party may settle any such claim, suit, action or proceeding without the other party’s prior written approval, which will not be unreasonably withheld or delayed.

6.

LIMITATION OF LIABILITY

6.1.

TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT, OR PUNITIVE DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OF DATA OR INTERRUPTION OF BUSINESS) ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SERVICES (INCLUDING, WITHOUT LIMITATION, ANY DELIVERABLES), EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, HOWEVER CAUSED, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY OR LIMITATION OF LIABILITY.

6.2.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY OR THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITATION OF LIABILITY OR LIMITED REMEDY, IRTH’S ENTIRE AGGREGATE LIABILITY FOR ANY AND ALL CLAIMS ARISING UNDER OR RELATING TO SECTION 4.1 (LIMITED WARRANTY) AND/OR SECTION 5.1 (INDEMNIFICATION BY IRTH), UNDER ANY LEGAL THEORY (WHETHER IN CONTRACT, TORT, INDEMNITY OR OTHERWISE), SHALL NOT EXCEED THE AMOUNT PAID BY COMPANY TO IRTH UNDER THIS AGREEMENT.

7.

TERM AND TERMINATION

7.1.

Term

Except as hereinafter provided, this Agreement shall commence on the date first set forth above and, unless sooner terminated as provided in this Agreement, shall continue thereafter in full force and effect for twelve (12) months.  Notwithstanding Section 7.1.1, IRTH may terminate this Agreement immediately if (a) Company fails to make when due any payments to IRTH under this Agreement; (b) if IRTH determines, in its sole discretion, that Company has failed to provide complete and accurate information necessary for IRTH to perform the Services, or that Company is acting or has acted in a manner that damages or could potentially damage IRTH's reputation in the business community, or (c) if Company (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) is declared insolvent or admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors, provided that, in the case of an involuntary proceeding, the proceeding is not dismissed with prejudice within sixty (60) days after the institution thereof; or (v) if Company becomes the subject of a Federal, State, SEC or FINRA investigation into its business practices, accounting or officers and directors. .

The twelve (12) month term of this Agreement shall automatically renew for an additional (12) month term on each yearly anniversary date unless the Company gives notice to IRTH of an intention to terminate at

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the expiration of the original term. The termination notice must be in writing and received by IRTH at least thirty (30) days prior to the end of the term. As compensation for the renewal term, the Company shall pay IRTH a monthly non-refundable retainer of US $7,500 (Seven Thousand Five Hundred Dollars), payable upon the first day of the renewal term of the Agreement, followed by eleven (11) consecutive monthly payments in the amount of $7,500 (Seven Thousand Five Hundred Dollars) to be paid on the corresponding day of this Agreement, every 30 days. The Company shall also issue or cause to be issued to IRTH and/or its assignee(s) upon renewal, a single one-time payment of, $100,000 (One Hundred Thousand Dollars) worth of renewal retainer shares of the Company’s common stock; which shares shall be “Restricted Securities” pursuant to the provisions of Rule 144 and issued consistent with the terms in Section 2 of this Agreement. The amount of these additional renewal retainer shares shall be determined by dividing $100,000 by the average closing price of the Company common stock on its principal exchange for the 10 (ten) trading days immediately prior to the first day of the renewal term (“renewal date”). It is expressly agreed to that all renewal retainer shares are non-cancellable and to be deemed earned as of the date of the renewal term. The Company shall deliver shares to IRTH no later than thirty (30) days after the renewal date.

7.1.1

Company may terminate this Agreement, upon an aggregate thirty (30) days' prior written notice and opportunity for IRTH to cure, if IRTH breaches any material term of this Agreement. The Company may terminate this Agreement if (a) IRTH fails to deliver the Services in accordance with the terms of this Agreement; (b) if the Company determines, in its sole discretion, that IRTH is acting or has acted in a manner that damages or could potentially damage the Company's reputation in the business community, or (c) if IRTH (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) is declared insolvent or admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors, provided that, in the case of an involuntary proceeding, the proceeding is not dismissed with prejudice within sixty (60) days after the institution thereof; or (v) if IRTH becomes the subject of a Federal, State, SEC or FINRA investigation into its business practices, accounting or officers and directors.

7.2.

Effect of Termination.

7.2.1

Termination of Rights and Obligations; Return of Property. Upon any termination of this Agreement, all obligations and rights hereunder shall terminate, except to the extent otherwise provided in this Agreement. Within ten (10) business days after any such termination of this Agreement, each party shall return to the other party, or destroy all copies or portions of, all of the other party's property. At either party's request, the other party shall furnish to the requesting party an affidavit signed by an officer of the other party certifying that, to the best of its knowledge, such delivery or destruction has been fully effected.

7.2.2

No Waiver or Release. Termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party’s obligations under this Agreement. Neither party will be liable to the other for damages of any kind, which arise solely as a result of terminating this Agreement in accordance with its terms; and, termination of this Agreement by a party will be without prejudice to any other right or remedy of such party under this Agreement or applicable law.

7.2.3

Survival. The provisions of Sections 1.4, 2.2, 3 (except as provided in Section 7.1.1), 4.1, 5, 6, 7, 8 and 9 shall survive any termination of this Agreement.

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8.

GOVERNING LAW AND ATTORNEY’S FEES

This Agreement shall be governed by and construed under and in accordance with the laws of the State of California as an agreement made and wholly to be performed therein and Company hereby consents to the jurisdiction of the State Courts of California or the Federal Courts located therein. Any lawsuit commenced in connection with this Agreement shall be filed in a Court of competent jurisdiction located in Los Angeles County, California. Company acknowledges that IRTH’s performance and obligations hereunder are unique, of extraordinary value, and that a material breach by Company of any material obligation hereunder will cause IRTH irreparable damage which cannot be compensated with money only. Therefore, Company agrees that IRTH, as a matter of right, shall be entitled to an injunction or other equitable relief against Company, in addition to all other rights at law to prevent the material breach of any material terms or conditions hereof by Company, and to enforce any rights of IRTH seeking equitable relief hereunder. Company hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement.

In the event any party shall be required to commence any action or proceeding against the other party by reason of any breach or claimed breach of any provision of this Agreement, to commence any action or proceeding in any way connected with this Agreement, or to seek a judicial declaration of rights under this Agreement, the party prevailing in such action or proceeding shall be entitled to recover from the other party, or to be reimbursed, the prevailing party’s actual attorneys’ fees and costs including, but not limited to, expert witness fees, witness fees, and any and all other fees and costs, whether or not the proceeding or action proceeds to judgment.

9.

GENERAL PROVISIONS.

9.1

Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of all of the other parties and any attempt to assign this Agreement without such consent shall be void and of no effect. Notwithstanding the forgoing, in the event of (a) the reorganization of either party to this Agreement into another entity of whatsoever kind in any jurisdiction or (b) sale or change of control of either party to this Agreement during the term of this Agreement, the parties agree that this Agreement shall be automatically assigned (and shall not be subject to the consent of any party) to such new entity without addition or diminishment of such Agreement’s terms or conditions.

9.2

Complete Agreement. This Agreement constitutes the complete and exclusive statement of agreement between the parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements by and between the parties. No representation, statement, condition or warranty not contained in such agreements will be binding on the parties or have any force or effect whatsoever.

9.3

Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision.

9.4

Notice. Any notice or other communication pursuant hereto shall be given to a party at its address first set forth above by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail. If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

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9.5

Counterparts.  This Agreement may be executed in one or more original or facsimile counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.6

Late Fee; Collection Costs.  Company agrees to pay interest on any amounts of cash or stock in default of payment to IRTH pursuant to this Agreement at the rate of one and one-half percent (1 1/2%) per month from the date incurred by Company until such default is cured by the Company. Company shall pay or otherwise reimburse to IRTH all legal fees, costs and expenses incurred by IRTH in any manner in connection with any default of payment of cash or stock to IRTH pursuant to this Agreement, including, but not limited to, fees, costs and expenses incurred in any administration, negotiations, disputes, litigation or collection pursuant to the terms and conditions of this Agreement. Such obligation shall be binding upon Company regardless of whether or not any legal action has been commenced or is ever commenced.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by duly authorized representatives of the parties as of the date hereof.

	COMPANY		IRTH Communications, LLC

	Social Reality, Inc.		IRTH Communications, LLC
	456 Seaton Street		401 Wilshire Blvd, 12th Floor #111
	Los Angeles, CA 90013		Santa Monica, CA 90401

By:	/s/ Christopher Miglino	By:	/s/ Robert Haag
	Signature		Signature

	Name: Christopher Miglino		Name: Robert Haag

	Title: CEO		Title: Managing Director

	Date: 5/6/2015		Date: 5/6/2015

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Appendix A

■

General Counseling Services

o

Develop, for approval and implementation, a project plan designed to achieve agreed upon objectives and provide appropriate resources from IRTH Communications’ professional staff to carry out the plan;

o

Execute activities designed to achieve agreed upon objectives and provide appropriate resources from our professional staff to carry out the project plan and achieve consistent, credible communication with the domestic and international investment community;

o

Advise the Company on opportunities and provide objective strategic counsel on the full spectrum of investor relations issues including best practices, material disclosure, corporate governance and crisis situations;

o

Provide written or verbal periodic reports reviewing activities initiated by IRTH Communications on Company’s behalf and anticipated activities for the following quarter, unless otherwise specified.

■

General Investor Services and Fulfillment

o

Communicate with investors via phone, mail** and electronic communication on behalf of the Company with its approval and supervision;

o

Handle the creation and dissemination of pre-approved corporate overview materials on behalf of the Company;

o

Prepare, subject to Company’s consent, and distribute letters to shareholders (if applicable).**

■

Messaging

o

Develop a unique and consistent messaging statement for the Company. The statement will leverage management’s strategic vision, business expertise and operational performance to deliver the optimal valuation  multiple for the Company;

o

Position the management to effectively demonstrate the ‘Who’, ‘What’ and ‘How’ behind the Company’s strategies and objectives so that investors can evaluate all aspects, including the intangibles, of a potential ‘buy’ decision.

■

Peer group analysis

o

Work with management to develop a clear comparison of a firm's results to those of similar companies or competitors;

o

Analyze the shareholder make-up of your competitors and/or similar companies to deliver a peer matrix for use as a target list of active investors interested and invested in your space.

■

Analyst and Investor Meetings***

o

Assist with targeting buy and sell side analysts and investment managers whose interests and criteria best suit the Company;

o

Arrange Company presentations to investment managers, brokerage and/or corporate-hosted meetings with interested parties;

o

Organize one-on-one meetings with targeted analysts, institutions, and brokers;

o

Identify suitable and cost-effective investor forums.

401 Wilshire Blvd, 12th Floor, #111 – Santa Monica, CA 90401

Office (866) 976-4784  Fax (213) 867-6265

■

Financial Communications and Investor Outreach Services

o

Assist in creating a fully compliant Investor Relations section to your corporate website. The site will include the Company’s filings, press releases, stock information, transfer agent, counsel and frequently asked questions;*

o

Develop plans for aggressive outbound investor outreach, when requested, including existing shareholders, potential institutional and retail shareholders and other potential stakeholders;

o

Manage inbound shareholder relations by providing our contact information for investors, the media and other interested stakeholders and potential stakeholders.

■

Crisis Communications

o

Respond to crisis situations with a concise strategy. Assist in addressing issues such as product recalls, contract losses, regulatory actions, litigation, loss of key employees, takeover or merger speculation, natural disasters, theft and other events.

■

Press and Media Management Campaign

o

Work with you to develop a full release calendar, timing releases and important press announcements for utmost effectiveness;

o

Coordinate additional PR relationships with the goal of creating general investor and media awareness for the company;

o

Conduct periodic reviews of Company’s descriptions and coverage to assure accuracy in various Electronic Bulletins such as Bloomberg and Dow Jones;

o

Leverage relationships with media and financial journalists to effectively communicate the Company’s message;

o

Audit financial news and information portals to ensure that the databases reflecting Company information are current;

■

Website and Investor Database Development

o

Assist in the installation and maintenance of an SEC compliant IR data feed (professional IR section for your investors!);*

o

Investor database. Build an interactive investor database on your website that will collect names and information and email your releases and SEC filings DIRECTLY to your investors;*

o

Development of an “Investor Centric” web presence, where applicable, for your company.*

■

Development of Investor Collateral

o

Our editorial staff will develop a broker ‘tear sheet’, utilizing professional research databases on your Company, suitable for inclusion with your investor kit and update quarterly or as often as required;

o

Edit shareholder letters, speeches and investor presentations (i.e. Power Point) when requested;

o

Work with you to develop an investor kit if none is currently available, or modify/improve current investor collateral.**

■

Production and Hosting of Quarterly Conference Call

o

If you choose to conduct one, coordinate and host your quarterly conference call;

o

Coordinate conference calls between Management and key investment professionals, when appropriate.

401 Wilshire Blvd, 12th Floor, #111 – Santa Monica, CA 90401

Office (866) 976-4784  Fax (213) 867-6265

■

Roadshow and Relationship Management***

o

Coordinate periodic investor/broker road shows and conferences;

o

Arrange periodic meetings, with locations to be determined, with buy/sell-side analysts, retail brokers and investment bankers if appropriate;

o

Create collateral materials for presentations and communications;

o

Interface with our retail broker/dealer network to facilitate exposing the Company to potential investors and set up one-on-one and small group presentations.

■

Telemarketing Program

o

When applicable, make outbound telemarketing to existing shareholders and interested parties as well as our network of institutions and brokers;

o

Provide interested parties with information and content created by Company;

o

Respond to all incoming calls from shareholders or prospective investors; build and maintain call- inquires database.

Disclaimer and Disclosures

Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties hereto that the aforementioned services to be provided by IRTH will not involve any promotion of the Company’s securities.  It shall be expressly understood that IRTH shall have no power to bind Company to any contract or obligation or to transact any business in Company’s name or on behalf of Company in any manner and Company is not obligated to accept any recommendations or close any transactions submitted by IRTH.  IRTH shall at all times comply with all State and Federal Securities Laws, rules and regulations and shall not make any statements concerning the Company to any third parties without Company consent.

*Services provided by outside vendors and billed directly to the Company

** Printing and postage is not included in this Agreement

*** Travel and expenses are billed separately

401 Wilshire Blvd, 12th Floor, #111 – Santa Monica, CA 90401

Office (866) 976-4784  Fax (213) 867-6265

Appendix B

Wiring Instructions:

Account Name:

IRTH Communications, LLC

Bank Name:

US Bank

Montpelier Branch

672 Washington Street

Montpelier, ID 83254

208-847-0410

Routing Number:

1XXXXXX9

Account Number:

1XXX XXXX XXX1

Information for Registration of Shares:

IRTH Communications, LLC

401 Wilshire Blvd, 12th Floor #111

Santa Monica, CA 90401

TPIN: 26-3404403

Information for Delivery of Shares and/or Checks:

IRTH Communications, LLC

Accounting

720 N 4th Street

Montpelier, ID 83254

401 Wilshire Blvd, 12th Floor, #111 – Santa Monica, CA 90401

Office (866) 976-4784  Fax (213) 867-6265